EXHIBIT 99.1
UFP Technologies Announces Strong Q3 2025 Results

Newburyport, Mass., November 3, 2025. UFP Technologies, Inc. (Nasdaq: UFPT), a contract development and manufacturing organization that specializes in single-use and single-patient medical devices, today reported net income of $16.4 million or $2.11 per diluted common share outstanding for its third quarter ended September 30, 2025, the same as in Q3 of 2024. Adjusted earnings per diluted share outstanding for the third quarter ended September 30, 2025, was $2.39. Sales for the third quarter were $154.6 million compared to sales of $145.2 million in the third quarter of 2024. Net income for the nine-month period ended September 30, 2025, was $50.7 million or $6.52 per diluted common share outstanding compared to net income of $42.6 million or $5.49 per diluted common share outstanding for the same period in 2024. Sales for the nine-month period ended September 30, 2025, were $453.9 million compared to sales of $360.4 million for the same period in 2024. Throughout this news release, reference is made to non-GAAP measures including organic sales growth, adjusted gross margin, adjusted operating income, adjusted SG&A, adjusted net income and EPS, and EBITDA and adjusted EBITDA. Please see “Non-GAAP Financial Information” at the end of this news release.

“I am pleased with our third quarter results and continued progress with our strategic initiatives,” said R. Jeffrey Bailly, Chairman and CEO. “Sales grew 6.5%, with a 7.3% increase in our MedTech sales offset by a 2.7% decline in our non-medical business. EPS was $2.11 per share, equal to last year. Strong operating results offset roughly $3 million in incremental labor costs at our Illinois AJR facility related to a post-acquisition review of our labor force’s eligibility to work under US laws. Absent this expense, EPS would have increased 13%. We expect the impact in Q4 will be significantly less as our new E-Verified employees continue to improve their efficiency.”

“We have made progress on several key initiatives, including the ramp-up and qualification of programs transferring to our new Santiago, Dominican Republic, facility,” Bailly continued. “The first program is now in commercial production, and the second is in its qualification phase. This facility now has over 300 employees. In addition, our two new large robotic surgery programs are launching and on track to be in commercial production by year-end; we expect each will generate significant revenue in 2026 and beyond. We are also in discussions to extend and expand our contract with our largest customer, with volumes expected to significantly increase over the added term of the contract.”

“Our two most recent acquisitions, UNIPEC in Rockland, Maryland, and TPI in Anasco, Puerto Rico, are both performing ahead of expectations, and their integrations are on track,” said Bailly. “Looking ahead, we will continue to execute on our expansion plans in both Santiago and La Romana, Dominican Republic, integrate our new acquisitions, and seek additional acquisitions that increase our value to customers. With the benefit of rapidly improving results in Illinois, the expected completion of our program transfers in the DR, increased revenue from major new program launches, and significant anticipated long-term growth in our robotic surgery platform, we remain very bullish about our future.”

Financial Highlights for Q3 and YTD 2025
•Sales for the third quarter increased 6.5% to $154.6 million, from $145.2 million in the same period of 2024. Year-to-date sales through September increased 26.0% to $453.9 million, from $360.4 million in the same period of 2024. Organic sales were essentially flat for the three-month period ended September 30, 2025. Organic growth for the nine-month period ended September 30, 2025, was approximately 2.2%. More than $8 million in incremental orders were not fulfilled in the third quarter due to the labor issue at AJR.
•Third quarter sales to the medical market increased 7.3% to $142.4 million. Non-medical sales decreased 2.7% to $12.2 million. For the nine-month period ended September 30, 2025, sales to the medical market increased 31.1% to $417.1 million. Non-medical sales decreased 13.0% to $36.8 million.
•Gross profit as a percentage of sales (“gross margin”) decreased to 27.7% for the third quarter of 2025, from 28.6% in the same quarter of 2024. Gross margin for the nine-month period ended September 30, 2024, decreased to 28.3% from 29.0% in the same period of 2024. Approximately $3 million in incremental labor cost was incurred at AJR during the third quarter of 2025. Third quarter gross margin, absent that expense, would have been 29.6%.
•Selling, general and administrative expenses (“SG&A”) for the third quarter increased 20.8% to $19.1 million in 2025 compared to $15.8 million in the same quarter of 2024. As a percentage of sales, SG&A increased to 12.3% in the third quarter of 2025, from 10.9% in the same period of 2024. As a percentage of sales, adjusted SG&A increased in the third quarter of 2025 to 10.7% from 9.5% in the same period of 2024. The SG&A increase for the three-month period ended September 30, 2025 was primarily due to investments in back-office resources to support our recent acquisitions. For the nine-month period ended September 30, 2025, SG&A increased 29.5% to $56.5 million from $43.6 million in the same period of 2024. As a percentage of sales, SG&A in the nine-month period ended September 30, 2025, increased slightly to 12.4% from 12.1% in the same period of 2024. For the nine months ended September 30, 2025, as a percentage of sales, adjusted SG&A decreased to 10.8% from 10.9% in the same period of 2024.
•For the third quarter, operating income decreased 5.6% to $23.4 million, from $24.8 million in the same quarter of 2024. Adjusted operating income for the third quarter decreased 8.8% to $26.3 million from $28.8 million in the third quarter of 2024. For the nine-month period ended September 30, 2025, operating income increased 20.8% to $70.8 million from $58.6 million in the same period of 2024. Adjusted operating income for the nine-month period ended September 30, 2025, increased 19.7% to $79.4 million from $66.3 million in the same period of 2024.
•Net income was $16.4 million in the third quarter of 2025, the same as in Q3 of 2024. Adjusted net income decreased 4.3% to $18.6 million in the third quarter of 2025. For the nine-month period ended September 30, 2025, net income increased to $50.7 million, from $42.6 million in the same period of 2024. Adjusted net income increased 18.2% to $57.1 million for the nine-month period ended September 30, 2025.
•Adjusted EBITDA for the third quarter decreased 4.9% to $30.7 million from $32.3 million in the third quarter of 2024. Adjusted EBITDA for the nine-month period ended September 30, 2025, increased 20.6% to $92.8 million from $77.0 million in the same period of 2024.

About UFP Technologies, Inc.

UFP Technologies is a contract development and manufacturing organization that specializes in single-use and single-patient medical devices. UFP is a vital link in the medical device supply chain and a valued outsourcing partner to many of the world's top medical device manufacturers. The Company’s single-use and single-patient devices and components are used in a wide range of medical devices and packaging for minimally invasive surgery, infection prevention, wound care, wearables, orthopedic soft goods, and orthopedic implants.

Contact: Ron Lataille
978-234-0926

Consolidated Condensed Statements of Income
(in thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Net sales	$154,558	$145,165	$453,882	$360,351
Cost of sales	111,811	103,642	325,440	255,714
Gross profit	42,747	41,523	128,442	104,637
Selling, general & administrative expenses	19,069	15,789	56,474	43,601
Acquisition costs	14	732	334	1,676
Change in fair value of contingent consideration	263	238	789	714
Loss on disposal of property, plant & equipment	22	—	11	7
Operating income	23,379	24,764	70,834	58,639
Interest expense, net	2,393	3,475	7,873	4,683
Other (income) expense	(78)	70	(10)	30
Income before income tax expense	21,064	21,219	62,971	53,926
Income tax expense	4,681	4,858	12,224	11,320
Net income	$16,383	$16,361	$50,747	$42,606

Net income per share	$2.12	$2.13	$6.59	$5.56
Net income per diluted share	$2.11	$2.11	$6.52	$5.49

Weighted average common shares outstanding	7,712	7,674	7,703	7,666
Weighted average diluted common shares outstanding	7,780	7,772	7,783	7,763

Consolidated Condensed Balance Sheets
(in thousands)
(Unaudited)

	September 30, 2025	December 31, 2024
Assets:
Cash and cash equivalents	$18,226	$13,450
Receivables, net	85,176	84,677
Inventories	86,149	87,536
Other current assets	8,420	9,282
Net property, plant, and equipment	77,540	70,564
Goodwill	197,302	189,657
Intangible assets, net	143,261	144,252
Other assets	36,747	29,577
Total assets	$652,821	$628,995
Liabilities and equity:
Accounts payable	$29,442	$24,269
Current installments, net of long-term debt	12,500	12,500
Other current liabilities	40,284	39,526
Long-term debt, excluding current installments	133,620	176,875
Other liabilities	33,062	33,065
Total liabilities	248,908	286,235
Total equity	403,913	342,760
Total liabilities and stockholders' equity	$652,821	$628,995
Conference Call
The Company has scheduled a conference call on Tuesday, November 4, 2025, at 8:30 AM Eastern time. Participants may join the call using the following dial-in numbers:
•Toll-Free: 1-412-206-6478
•International: 1-833-890-4010

A live webcast of the conference call and accompanying materials will be available at www.ufpt.com.
A replay of the webcast will be accessible following the event on the Company’s Investor Relations website at https://ufpt.com/investors/.
Forward-Looking Statements
Certain statements in this press release may be considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally relate to future events or the Company’s future financial or operating performance and may be identified by words such as “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” or similar words. Such statements include, but are not limited to, statements about the Company’s future financial or operating performance; statements of the Company’s position in the marketplace; statements about the Company’s acquisition strategies and opportunities and the Company’s growth potential and strategies for growth; statements about the integration and performance of recent acquisitions, including that such acquisitions will be accretive to the Company's revenue, income and EBITDA; statements about the Company’s ability to realize the benefits expected from our pipeline of acquisition opportunities and recently completed acquisitions, including any related synergies; expectations regarding an increase in revenue as a result of the Company’s new robotic programs; expectations regarding an increase in product demand as a result of negotiating favorable terms with the Company’s largest customer; expectations regarding customer demand; statements about profitability improvements in the Company’s Illinois facility; statements about the completion of program transfers to the Dominican Republic, and any indication that the Company may be able to sustain or increase its sales, earnings or earnings per share, or its sales, earnings or earnings per share growth rates. Such forward-looking statements are based upon assumptions made by the Company as of the date hereof and are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: the Company's general ability to execute its business plans; industry conditions, including fluctuations in supply, demand and prices for the Company's products and services due to inflation or otherwise; risks associated with governmental regulations and/or sanctions affecting the import and export of products, including global trade barriers, additional taxes, tariff increases, cash repatriation restrictions, retaliations and boycotts between the U.S. and other countries; risks associated with domestic, regional and global political risks and uncertainties; risks associated with our or third-party use of artificial intelligence technologies; risks related to our indebtedness and compliance with covenants contained in our financing arrangements, and whether any available financing may be sufficient to address our needs; risks relating to delayed payments by our customers and the potential for reduced or canceled orders; risks related to customer concentration; risks associated with new product and program launches; risks relating to our performance and the performance of our counterparties under the agreements we have entered into; the risk that our two largest customers, on whom we depend for a substantial portion of our annual revenues, will not purchase the expected volume of goods under the supply agreements we have entered into with them because, among other things, they no longer require the products at all or to the degree they anticipated or because, among other things, our largest customer, decides to manufacture the products itself or through one of its affiliates it obtains the products from other listed suppliers specified in our agreement; risks associated with our inability to extend or otherwise renegotiate favorable terms with the Company's largest customer, if at all; the risk that we will not achieve expected rebates under the applicable supply agreement; risks relating to our ability to maintain increased levels of production at profitable levels, if at all; or to continue to increase production rates and/or timely and successfully transfer programs to the Dominican Republic and risks relating to disruptions and delays in our supply chain or labor force; risks associated with delays or failures to improve profitability in our Illinois facility; risks associated with the identification of suitable acquisition candidates and the successful, efficient execution of acquisition transactions, the integration of any such acquisition candidates, the value of those acquisitions to our customers and shareholders, and the financing of such acquisitions; and other risks and uncertainties set forth in the sections entitled "Risk Factors" and "Cautionary Note Regarding Forward-Looking Statements" in the Company's filings with the Securities and Exchange Commission ("SEC"), which are available on the SEC's website at www.sec.gov. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement to reflect any change in the Company’s expectations or any change in events, conditions, or circumstances on which any such statement is based. Forward-looking statements are also subject to the risks and other issues described above under “Use of non-GAAP Financial Information,” which could cause actual results to differ materially from current expectations included in the Company’s forward-looking statements included in this press release.

Non-GAAP Financial Information
This news release includes non-generally accepted accounting principles (“GAAP”) performance measures. Management considers organic sales growth, adjusted gross margin, adjusted SG&A, adjusted operating income, adjusted net income, EBITDA, and adjusted EBITDA, non-GAAP measures. The Company uses these non-GAAP financial measures to facilitate management's financial and operational decision-making, including evaluation of the Company’s historical operating results. The Company’s management believes these non-GAAP measures are useful in evaluating the Company’s operating performance and are similar measures reported by publicly listed U.S. competitors, and regularly used by securities analysts, institutional investors, and other interested parties in analyzing operating performance and prospects. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company's operations that, when viewed with GAAP results and the reconciliations to corresponding GAAP financial measures, may provide a more complete understanding of factors and trends affecting the Company’s business. By providing these non-GAAP measures, the Company’s management intends to provide investors with a meaningful, consistent comparison of the Company’s performance for the periods presented. These non-GAAP financial measures should be considered supplemental to, and not a substitute for, financial information prepared in accordance with GAAP. The Company's definition of these non-GAAP measures may differ from similarly titled measures of performance used by other companies in other industries or within the same industry.
Organic Sales Growth Rate Reconciliation
(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Overall net sales	$154,558	$145,165	$453,882	$360,351
Net sales from acquired operations	(9,415)	—	(85,758)	(15)
Organic sales	$145,143	$145,165	$368,124	$360,336

Organic growth sales rate	(0.02)%		2.2%

Adjusted Gross Margin
(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Overall net sales (GAAP)	$154,558	$145,165	$453,882	$360,351
Gross profit (GAAP)	42,747	41,523	128,442	104,637
Gross margin (GAAP)	27.7%	28.6%	28.3%	29.0%
Adjustments:
Purchase accounting expenses	146	1,100	146	1,100
Adjusted gross profit	$42,893	$42,623	$128,588	$105,737
Adjusted gross margin	27.8%	29.4%	28.3%	29.3%
Adjusted Selling, General and Administrative Expenses (SG&A)
(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
SG&A (GAAP)	$19,069	$15,789	$56,474	$43,601
Amortization of intangible assets	(2,481)	(2,005)	(7,279)	(4,203)
Adjusted SG&A	$16,588	$13,784	$49,195	$39,398
Adjusted SG&A as a % of sales	10.7%	9.5%	10.8%	10.9%
Adjusted Operating Income Reconciliation
(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Operating income (GAAP)	$23,379	$24,764	$70,834	$58,639
Adjustments:
Purchase accounting expenses	146	1,100	146	1,100
Acquisition costs	14	732	334	1,676
Change in fair value of contingent consideration	263	238	789	714
Amortization of intangible assets	2,481	2,005	7,279	4,203
Loss on disposal of fixed assets	22	—	11	7
Adjusted operating income (Non-GAAP)	$26,305	$28,839	$79,393	$66,339

Adjusted Net Income per Diluted Common Share Outstanding Reconciliation
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Net income (GAAP)	$16,383	$16,361	$50,747	$42,606
Adjustments (net of taxes):
Purchase accounting expenses	$146	$1,100	$146	$1,100
Acquisition costs	14	732	334	1,676
Change in fair value of contingent consideration	263	238	789	714
Amortization of intangible assets	2,481	2,005	7,279	4,203
Loss on disposal of fixed assets	22	—	11	7
Taxes on adjustments	(753)	(1,049)	(2,204)	(1,983)
Adjusted net income (Non-GAAP)	$18,556	$19,387	$57,102	$48,323

Adjusted net income per diluted share outstanding (Non-GAAP)	$2.39	$2.49	$7.34	$6.22
Weighted average diluted common shares outstanding	7,780	7,772	7,783	7,763
EBITDA Reconciliation
(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Net income (GAAP)	$16,383	$16,361	$50,747	$42,606
Income tax expense	4,681	4,858	12,224	11,320
Interest expense, net	2,393	3,475	7,873	4,683
Depreciation	2,393	2,022	6,948	5,855
Amortization of intangible assets	2,481	2,005	7,279	4,203
EBITDA (Non-GAAP)	$28,331	$28,721	$85,071	$68,667
Adjustments:
Share based compensation	1,959	1,540	6,456	4,787
Purchase accounting expenses	146	1,100	146	1,100
Acquisition costs	14	732	334	1,676
Change in fair value of contingent consideration	263	238	789	714
Loss on disposal of fixed assets	22	—	11	7
Adjusted EBITDA (Non-GAAP)	$30,735	$32,331	$92,807	$76,951